LYRIS, INC. REPORTS FOURTH QUARTER FISCAL 2010 RESULTS

     (EMERYVILLE, CA), September 22, 2010—Lyris, Inc. (OTCBB: LYRI.OB), the online marketing expert, today reported results for the fourth quarter and all of fiscal 2010.

     For the quarter ended June 30, 2010, Lyris reported revenues of $11.2 million compared with revenues of $10.7 million in the fourth quarter a year ago and $10.9 million in the prior quarter. The revenue breakout for the quarter included subscription, 76 percent; professional services, nine percent; licensed software, six percent; and support and maintenance, nine percent.

     On a GAAP basis, the company reported a net loss of $927,000, or $0.01 per share, in the fourth quarter of fiscal 2010, compared with a net loss of $17.2 million, or $0.17 per share, in the fourth quarter of 2009. The results for the fourth quarter of 2009 include a non-cash goodwill impairment charge of $17.0 million related to prior acquisitions.

     On a non-GAAP basis, Lyris reported a net loss of $79,000, or $0.00 per share, in the fourth quarter of fiscal 2010. This compares with non-GAAP net income of $863,000, or $0.01 per diluted share, in the same period a year ago. The components excluded from non-GAAP net income in the fourth quarter of 2010 included amortization of intangibles of $940,000 and other losses of $6,000. Stock-based compensation was income of $98,000 due to the company’s year-end true up of prior quarters. In the fourth quarter of 2009, non-GAAP net income excluded stock-based compensation expense of $202,000, amortization of intangibles of $1.0 million, impairment of goodwill of $17.0 million, other income of $65,000 and a gain on disposal of discontinued operations of $125,000.

     The company said that adjusted EBITDA in the fourth quarter of fiscal 2010 was $338,000 versus $1.1 million in the same period a year ago. Adjusted EBITDA is earnings before net interest expense, taxes, depreciation and amortization expense, non-cash stock-based compensation expense, other income or losses and gains or losses on disposal of discontinued operations.

     A reconciliation between GAAP and non-GAAP net income and between GAAP net income and adjusted EBITDA can be found in this news release and at www.lyris.com.

     “Lyris finished fiscal 2010 strongly, with continued growing adoption of our Lyris HQ platform. We ended fiscal 2010 with more than 960 customers for Lyris HQ and more than 1,600 subaccounts for Lyris HQ for Agencies, which is our offering targeted to advertising and marketing firms. Lyris HQ revenues accounted for 43 percent of total revenues in the fourth quarter of fiscal 2010 versus 30 percent in the same period a year ago,” said Wolfgang Maasberg, who was named chief executive officer and a director of the company on August 19, 2010.

     “We have incorporated two major enhancements to the platform. In mid-July, we introduced the release of real-time conversion and revenue tracking that provides nearly instantaneous conversion and revenue tracking of e-mail campaigns. This feature will help our customers implement more effective e-mail marketing programs. We also announced in July that we will purchase up to a 30 percent interest in SiteWit, which provides innovative predictive pay-per-click optimization technology. This is an increasingly important tool for online marketers and nearly half of our current Lyris HQ customers are using pay-per-click. With this capability, we are furthering the vision of Lyris HQ as a multi-channel solution,” he added.

     The company said it recently implemented a right sizing initiative that reduced headcount by approximately 40 people in order to align staffing and operating expenses with revenues.

     “In my short time at Lyris, I have been impressed with the company’s innovative technology and market presence. As we begin fiscal 2011, my primary objectives for the company are to continue to enhance the Lyris HQ platform as we seek to increase our penetration of the mid-market and increase the operating efficiency of the company to drive improved financial performance,” Maasberg stated.

     For all of fiscal 2010, Lyris reported revenues of $44.2 million compared to revenues of $43.3 million a year ago. On a GAAP basis, the company reported a net loss of $2.7 million, or $0.03 per share, in fiscal 2010, versus a net loss of $19.0 million, or $0.18 per share, in fiscal 2009. On a non-GAAP basis, the company reported net income of $1.4 million, or $0.01 per diluted share, in fiscal 2010, compared with non-GAAP net income of $1.9 million, or $0.01 per diluted share, in fiscal 2009. Non-GAAP net income in fiscal 2010 and 2009 excludes amortization of intangibles of $3.8 million and $3.6 million, stock-based compensation expense of $445,000 and $647,000, and other income of $41,000 and $65,000, respectively. In addition, non-GAAP net income in fiscal 2009 includes impairment of goodwill of $17.0 million and a gain on disposal of discontinued operations of $284,000. Adjusted EBITDA for fiscal 2010 was $3.2 million versus $3.6 million in fiscal 2009.

Conference Call

     The company will hold a conference call today, September 22, at 8 a.m., Pacific Daylight Time, (11 a.m., Eastern Daylight Time). The teleconference can be accessed by calling (719) 325-4842, passcode 9597554, or via the Internet at www.lyris.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the call will be available through Wednesday, September 29, at (719) 457-0820, passcode 9597554, or via the company’s website at www.lyris.com.

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Non-GAAP Financial Measures

     In this release and during our conference call as described above, we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

     We believe the calculation of non-GAAP net income (loss) calculated without acquisition-related amortization charges, non-cash stock-based compensation expense and certain other measures provide a meaningful comparison to our net income (loss) figures. Management does not consider these measures that are excluded to be related to the company’s ongoing core operating performance and therefore non-GAAP net income provides a basis for comparison of the company’s operating results across other periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as net income (loss) on a GAAP basis, less interest, taxes, depreciation, amortization, non-cash stock compensation expense and certain other financial measures, is an indicator of the company’s cash flows. This measure is commonly used by our lenders to assess our leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

About Lyris

     Lyris, Inc. (OTCBB: LYRI.OB) is the first online marketing solution provider to integrate email with diverse online marketing channels to create more efficient and effective marketing organizations. The company’s flagship offering, Lyris HQ, is an all-in-one online marketing solution that combines email marketing with search, social and mobile channels, enhanced by embedded deliverability and web analytics. Lyris HQ provides online marketers actionable insights that help them make intelligent decisions and improve results. Clients include American Apparel, Body Glove, British Museum Company Ltd., Minnesota Timberwolves, PC Recycler and Student Advantage. For more information, please visit www.lyirs.com

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Contacts:

Richard McDonald

Director, Investor Relations

Lyris, Inc.

(610) 688-3305

rmcdonald@lyris.com

or

Neal B. Rosen

Ruder-Finn

(415) 692-3058

rosenn@ruderfinn.com

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Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended June 30,
	2010	2009
Revenues:
Subscription revenue	$8,495	$8,120
Professional services revenue	998	658
Software revenue	712	740
Support and maintenance revenue	967	1,222
Total revenues	11,172	10,740
Cost of revenues:
Subscription, software and other services	5,084	4,689
Amortization of developed technology	440	497
Total cost of revenue	5,524	5,186
Gross profit	5,648	5,554
Operating expenses:
General and administrative	1,490	778
Research & development	905	697
Sales & marketing	3,521	3,782
Amortization of customer relationship and
trade names	500	526
Impairment of goodwill	-	17,042
Total operating expenses	6,416	22,825
Loss from operations	(768)	(17,271)
Interest income	1	-
Interest expense	(32)	(95)
Other income	(1)	65
Loss on debt extinguishment	(5)	-
Loss on sale of assets	-	(81)
Loss from operations before income taxes	(805)	(17,382)
Income tax provision (benefit)	122	(168)
Net loss	$(927)	$(17,214)
Net loss per share basic and diluted	$(0.01)	$(0.17)
Weighted average shares outstanding used in
calculating net loss per share:
Basic and diluted	116,209	103,222

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Twelve Months Ended June 30,
	2010	2009
Revenues:
Subscription revenue	$33,883	$32,575
Professional services revenue	3,491	1,865
Software revenue	2,687	3,692
Support and maintenance revenue	4,185	5,156
Total revenues	44,246	43,288
Cost of revenues:
Subscription, software and other services	18,880	16,832
Amortization of developed technology	1,752	1,929
Total cost of revenue	20,632	18,761
Gross profit	23,614	24,527
Operating expenses:
General and administrative	6,921	6,318
Research & development	3,246	3,563
Sales & marketing	13,484	14,511
Amortization of customer relationship and
trade names	1,999	1,689
Impairment of goodwill	-	17,042
Total operating expenses	25,650	43,123
Loss from operations	(2,036)	(18,596)
Interest income	1	-
Interest expense	(268)	(453)
Other income	41	65
Loss on debt extinguishment	(5)	-
Loss on sale of assets	-	(81)
Loss from operations before income taxes	(2,267)	(19,065)
Income tax provision (benefit)	474	(45)
Net loss	$(2,741)	$(19,020)
Net loss per share basic and diluted	$(0.03)	$(0.18)

Weighted average shares outstanding used in
calculating net loss per share:
Basic and diluted	106,460	103,222

Lyris, Inc.
Reconciliation of Net Loss to Non-GAAP Net Income (Loss)
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended June 30,
	2010	2009
Net loss	$(927)	$(17,214)
Stock-based compensation expense	(98)	202
Amortization of intangibles	940	1,023
Impairment of goodwill	-	17,042
Other income (loss)	1	(65)
Loss on debt extinguishment	5	-
Gain on disposal of discontinued operations	-	(125)

Non-GAAP net income (loss)	$(79)	$863

Net income (loss) per share basic	$(0.00)	$0.01
Net income (loss) per share diluted	$(0.00)	$0.01

Shares used to compute net income (loss) per share:
Basic	116,209	103,222
Diluted	116,209	103,670

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net loss to Non-GAAP Net Income
(Unaudited)
(In thousands, except for per share data)

	Twelve Months Ended June 30,
	2010	2009
Net loss	$(2,741)	$(19,020)
Stock-based compensation expense	445	647
Amortization of intangibles	3,751	3,618
Impairment of goodwill	-	17,042
Other income	(41)	(65)
Loss on debt extinguishment	5	-
Gain on disposal of discontinued operations	-	(284)

Non-GAAP net income	$1,419	$1,938

Net income per share basic	$0.01	$0.02
Net income per share diluted	$0.01	$0.02

Shares used to compute net income per share:
Basic	106,460	103,222
Diluted	106,907	104,358

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,
	2010	2009
Net loss	$(927)	$(17,214)
Interest expense, net	31	95
Income tax provision	122	(168)
Depreciation and amortization	1,204	1,287
Impairment of goodwill	-	17,042

Total EBITDA	430	1,042

Stock-based compensation expense	(98)	202
Other income (loss)	1	(65)
Loss on debt extinguishment	5	-
Loss on sale of assets	-	81
Gain on disposal of discontinued operations	-	(125)

Total Adjusted EBITDA	$338	$1,135

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Twelve Months Ended June 30,
	2010	2009
Net loss	$(2,741)	$(19,020)
Interest expense, net	267	453
Income tax provision	474	(45)
Depreciation and amortization	4,836	4,796
Impairment of goodwill	-	17,042

Total EBITDA	2,836	3,226

Stock-based compensation expense	445	647
Other income	(41)	(65)
Loss on sale of assets	-	81
Loss on debt extinguishment	5	-
Gain on disposal of discontinued operations	-	(284)

Total Adjusted EBITDA	$3,245	$3,605

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.